INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of A.T. Cross Company on Form S-8 of our reports dated February 10, 2000 (February 28, 2000 as to the last sentence of Note L) appearing in the Annual Report on Form 10-K of A.T. Cross Company for the fiscal year ended January 1, 2000.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 1, 2000